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Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

        We consent to the use in this Amendment No. 1 to the Registration Statement on Form F-10 of our report dated February 26, 2009, except as to Notes 3(b) and 26 which are as of May 13, 2009, relating to the consolidated financial statements of BFI Canada Ltd. (which report expresses an unqualified opinion and includes explanatory paragraphs relating to our consideration of internal control over financial reporting and to our previous reporting on financial statements for the same period prepared in accordance with Canadian generally accepted accounting principles and a restatement to reflect the adoption of new accounting policies, and includes a separate report entitled Comments by Independent Registered Chartered Accountants for U.S. readers on Canada-U.S. Reporting Differences relating to changes in accounting policies), which was filed as Exhibit 4.3 to the originally filed Registration Statement on Form F-10. We also consent to the use in this Amendment No. 1 to the Registration Statement on Form F-10 of our report dated August 25, 2008, except as to Notes 5 and 6 which are as of October 8, 2008, relating to the balance sheet of 1768248 Ontario Limited, which was filed as Exhibit 4.8 to the originally filed Registration Statement on Form F-10.

Toronto, Canada	/s/ Deloitte & Touche LLP
May 27, 2009	Independent Registered Chartered Accountants Licensed Public Accountants

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  Exhibit 5.1
CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS